77D - POLICIES WITH RESPECT TO SECURITY INVESTMENT
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WHEREAS,  the Board of Directors has approved the establishment of new series of common stock of Security Equity Fund in addition to the series of common stock presently issued by the Fund;

WHEREAS, the Board of Directors has approved the establishment of five new series of common stock of SBL Fund in addition to the seventeen separate series of common stock presently issued by the Fund;

WHEREAS, the Board has reviewed the investment objectives, investment policies, and fundamental policies as set forth in the form of each Funds' Prospectus and Statement of Additional Information dated May 1, 2000 and finds that they are appropriate for the administration of the Series of the Funds;

WHEREAS, the Board of Directors has determined that an amendment to the Investment Advisory Contract between SBL Fund and Security Management Company, LLC to include investment management services for the new series of SBL Fund, Series G, Series Q, Series L, Series T and Series W, is in the best interest of the Fund;

WHEREAS, the Board has further determined that an amendment to the Administrative Services and Transfer Agency Agreement between SBL Fund and Security Management Company, LLC, to include administrative and transfer agency services to the new series of SBL Fund, Series G, Series Q, Series L, Series T and Series W, is in the best interest of the Fund;

WHEREAS, the Board of Directors has determined that an amendment to the Investment Management and Services Agreement between Security Equity Fund and Security Management Company, LLC, to include investment management and administrative services to the new series of Security Equity Fund, Large Cap Growth Series and Technology Series, is in the best of interest of the Fund;

WHEREAS, the Board of Directors has determined that amending the Security Equity Fund Brokerage Enhancement Plan to include the Large Cap Growth Series and Technology Series and the SBL Fund Brokerage Enhancement Plan to include Series G, Series Q, Series L, Series T and Series W is in the best interest of the respective series and their shareholders;

WHEREAS, Security Management has recommended approval of the Sub-Advisors with respect Series G, Series Q, Series L, Series T and Series W of SBL Fund and the Technology Series of Security Equity Fund;

WHEREAS, the Board of Directors has considered with regard to the sub-advisory agreements, among other things, the following: (1) the nature, extent and quality of services expected to be provided by Alliance Capital Management, L.P. to Series L (Capital Growth) of SBL Fund; Strong Capital Management, Inc. to Series Q (Small Cap Value) of SBL Fund; Wellington Management Company, LLP to Series T (Technology) of SBL Fund and the Technology Series of Security Equity Fund; and OppenheimerFunds, Inc. to Series W (Main Street Growth and Income) of SBL Fund; (2) the investment performance of other funds managed by Alliance Capital Management, L.P.; Strong Capital Management, Inc.; Wellington Management Company, LLP; and OppenheimerFunds, Inc.; (3) the costs of services provided or to be provided by Alliance Capital Management, L.P.; Strong Capital Management, Inc.; Wellington Management Company, LLP; and OppenheimerFunds, Inc.; and (4) a comparison of each series' projected expense ratio and those of similarly situated mutual funds; and

WHEREAS, the Board of Directors of SBL Fund has determined that the proposed Sub-Advisory Contract between Security Management Company, LLC and Alliance Capital, L.P. with respect to Series L (Capital Growth) of SBL Fund; between Security Management Company, LLC and Strong Capital Management, Inc. with respect to Series Q (Small Cap Value) of SBL Fund; between Wellington Management Company, LLP with respect to Series T (Technology) of SBL Fund and the Technology Series of Security Equity Fund; and between OppenheimerFunds, Inc. with respect to Series W (Main Street Growth and Income) of SBL Fund is in the best interests of the respective series and their shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the investment objectives and policies and fundamental policies of each of SBL Fund, Series G, Series Q, Series L, Series T and Series W and Security Equity Fund, Large Cap Growth Series and Technology Series, are as set forth in the form of the respective Funds' Prospectus and Statement of Additional Information dated May 1, 2000, which is hereby approved and incorporated herein by reference.

FURTHER RESOLVED, that the form of the Amendment to the Investment Advisory Contract between SBL Fund and Security Management Company, LLC presented at this meeting, providing for Security Management Company, LLC to provide investment management services to SBL Fund, Series G, Series Q, Series L, Series T and Series W, pursuant to the terms of that Agreement, is hereby approved and the officers of the Fund are hereby authorized and directed to execute the Amendment to the Investment Advisory Contract.

FURTHER RESOLVED, that the form of the Amendment to the Administrative Services and Transfer Agency Agreement between SBL Fund and Security Management Company, LLC, presented at this meeting, providing for Security Management Company, LLC to provide administrative and transfer agency services to SBL Fund, Series G, Series Q, Series L, Series T and Series W pursuant to the terms of that Contract, is hereby approved and the officers of the Fund are hereby authorized and directed to execute the Amendment to the Administrative Services and Transfer Agency Agreement.

FURTHER RESOLVED, that the form of the Amendment to the Investment Management and Services Agreement between Security Equity Fund and Security Management Company, LLC, presented at this meeting, providing for Security Management Company, LLC to provide investment management and administrative services to Security Equity Fund, Large Cap Growth Series and Technology Series pursuant to the terms of that Agreement, is hereby approved and the officers of the Fund are hereby authorized and directed to execute the Amendment to the Investment Management and Services Agreement.

FURTHER RESOLVED, that the compensation to be paid to Security Management Company, LLC under each Fund's Agreement with respect to each of SBL Fund, Series G, Series Q, Series L, Series T and Series W and Security Equity Fund, Large Cap Growth Series and Technology Series is determined to be reasonable and fair in light of the nature and quality of the services expected to be provided by Security Management Company, LLC.

FURTHER RESOLVED, that the Investment Advisory Contract, in substantially the form presented to this meeting, with such changes as the President or any Vice President of SBL Fund, with the advice of counsel, shall approve, be recommended for approval by the initial shareholder(s) of Series G, Series Q, Series L, Series T and Series W of SBL Fund.

FURTHER RESOLVED that, provided said Investment Advisory Contract is, or has been, approved by said initial shareholder(s), the President or any Vice President be, and each hereby is, authorized to execute said Investment Advisory Contract on behalf of SBL Fund in the form approved by said shareholder(s) and deliver the same to Security Management Company, LLC.

FURTHER RESOLVED, that the Investment Management and Services Agreement, in substantially the form presented to this meeting, with such changes as the President or any Vice President of Security Equity Fund, with the advice of counsel, shall approve, be recommended for approval by the initial shareholders(s) of Large Cap Growth Series and Technology of Security Equity Fund.

FURTHER RESOLVED that, provided said Investment Management and Services Agreement is, or has been, approved by said initial shareholder(s), the President or any Vice President be, and each hereby is, authorized to execute said Investment Management and Services Agreement on behalf of Security Equity Fund in the form approved by said shareholder(s) and deliver the same to Security Management Company, LLC.

FURTHER RESOLVED, that the form of the Sub-Advisory Contract between Security Management Company, LLC and Alliance Capital Management, L.P. with respect to Series L (Capital Growth) of SBL Fund; between Security Management Company, LLC and Strong Capital Management, Inc. with respect to Series Q (Small Cap Value) of SBL Fund; between Security Management Company, LLC and Wellington Management Company, LLP with respect to Series T (Technology) of SBL Fund and the Technology Series of Security Equity Fund; and between Security Management Company LLC and OppenheimerFunds, Inc. with respect to Series W (Main Street Growth and Income) of SBL Fund, is hereby approved as required by Section 15 of the Investment Company Act of 1940, each Contract effective April 30, 2000 to continue in effect until May 1, 2001. A copy of the form of the Sub-Advisory Contracts is filed following the minutes of this meeting.

FURTHER RESOLVED that the compensation to be paid to Alliance Capital Management, L.P. under the Sub-Advisory Contract with respect to Series L (Capital Growth) of SBL Fund; to Strong Capital Management, Inc. under the Sub-Advisory Contract with respect to Series Q (Small Cap Value) of SBL Fund; to Wellington Management Company, LLP with respect to Series T (Technology) of SBL Fund and the Technology Series of Security Equity Fund; and to OppenheimerFunds, Inc. with respect to Series W (Main Street Growth and Income) of SBL Fund, is hereby determined to be fair and reasonable in light of the nature and quality of the services expected to be provided by Alliance Capital Management, L.P.,
Strong Capital Management, Inc., Wellington Management Company, LLP and OppenheimerFunds, Inc.

FURTHER RESOLVED, that each Sub-Advisory Contract, in substantially the form presented to this meeting, with such changes as the President or any Vice President of SBL Fund and Security Equity Fund, respectively, with the advice of counsel, shall approve, be recommended for approval by the initial shareholder(s) of Series Q (Small Cap Value), Series L (Capital Growth), Series T (Technology) and Series W (Main Street Growth and Income) of SBL Fund and Technology Series of Security Equity Fund.

FURTHER RESOLVED that, provided said Sub-Advisory Contracts are, or have been, approved by said initial shareholder(s), the President or any Vice President be, and each hereby is, authorized to execute said Sub-Advisory Contracts on behalf of SBL Fund and Security Equity Fund in the form approved by said shareholder(s) and deliver the same to the respective sub-advisors.

FURTHER RESOLVED, in accordance with Rule 12b-1 under the Act, each of SBL Fund and Security Equity Fund, on behalf of itself and the respective new series, adopts the form of Brokerage Enhancement Plan bearing its name which has been distributed at this meeting, copies of which are attached hereto and made a part of these meeting minutes, together with any non-material changes that an Officer of the Fund deems appropriate.

FURTHER RESOLVED, that having received and reviewed a copy of the proposed affiliated brokerage procedures of SBL Fund and Security Equity Fund (a copy of which is attached hereto and made a part of these meeting minutes), the same is hereby adopted for and shall apply to Series G, Series Q, Series L, Series T and Series W of SBL Fund and the Large Cap Growth Series and Technology Series of Security Equity Fund.

FURTHER RESOLVED, that the form of amendment to the Distribution Agreement for each of the Class A, Class B and Class C shares of Security Equity Fund between Security Distributors, Inc. and the Fund, dated January 1, 1964, October 1, 1993, and January 28, 1999, respectively, is hereby approved and adopted with respect to the Large Cap Growth Series and Technology Series of the Fund, and the appropriate officers of the Fund are hereby authorized and directed to execute such amendments to the foregoing Distribution Agreements. A copy of the form of the Amendments to the Distribution Agreements is filed following the minutes of the meeting.

FURTHER RESOLVED, that the form of the Fund's Class A Distribution Plan, Class B Distribution Plan, and Class C Distribution Plan are hereby approved and adopted for the Large Cap Growth Series and Technology Series of the Security Equity Fund, effective May 1, 2000.

FURTHER RESOLVED, that the following procedures of the Security Funds are hereby adopted for and shall apply to Series G, Series Q, Series L, Series T and Series W of SBL Fund and Large Cap Growth Series and Technology Series of Security Equity Fund: Procedures for Securities Transactions between Funds/Series/Private Accounts; Procedures for Calculation of Net Asset Value; Code of Ethics; Procedures for Reverse Repurchase Agreements, Firm Commitment Agreements, and Standby Commitment Agreements; Statement of Procedures of Purchase and Resale of Restricted Securities; and Trade Bunching and Allocation Procedures.

FURTHER RESOLVED, that the Foreign Custody Arrangements Monitoring Procedures and Authorized List of Compulsory Depositories are hereby adopted for and shall apply to SBL Fund, Series T and Security Equity Fund, Technology Series.

FURTHER RESOLVED, that the Board hereby authorizes a private offering of up to $100,000 to Security Management Company, LLC or an affiliate thereof of the shares of the SBL Fund, Series G, Series Q, Series L, Series T and Series W and Security Equity Fund, Large Cap Growth Series and Technology Series.

FURTHER RESOLVED, that the officers of SBL Fund are hereby directed and authorized to establish five new series of SBL Fund designated as Series G, Series Q, Series L, Series T and Series W.

FURTHER RESOLVED, that, the officers of Security Equity Fund are hereby directed and authorized to establish six new series of the Security Equity Fund designated as Large Cap Growth Series A, Large Cap Growth Series B, Large Cap Growth Series C, Technology Series A, Technology Series B, and Technology Series C.

FURTHER RESOLVED, that, the officers of SBL Fund are hereby directed and authorized to issue an indefinite number of $1.00 par value shares of capital stock of the following series of the corporation: Series G, Series L, Series Q, Series T and Series W.

FURTHER RESOLVED, that, the officers of Security Equity Fund are hereby directed and authorized to issue an indefinite number of $0.25 par value shares of capital stock of the following series of the corporation: Large Cap Growth Series A, Large Cap Growth Series B, Large Cap Growth Series C, Technology Series A, Technology Series B, and Technology Series C.

FURTHER RESOLVED, that, the preferences, rights, privileges and restrictions of the shares of each of the series of Security Equity Fund shall be as set forth in the minutes of the November 6, 1998 meeting of this Board of Directors, which preferences, rights, privileges and restrictions are hereby reaffirmed in the minutes of this meeting.

FURTHER RESOLVED, that the preferences, rights, privileges and restrictions of the shares of SBL Fund's series of common stock, as set forth in the minutes of the June 6, 1977 meeting of this Board of Directors, are hereby reaffirmed in the minutes of this meeting.

FURTHER RESOLVED, that the officers of SBL Fund and Security Equity Fund are hereby authorized and directed to take such action as may be necessary under the laws of the State of Kansas or as they deem appropriate to cause the foregoing resolutions to become effective.

FURTHER RESOLVED, that the Board hereby selects a fiscal year end of December 31 for Series G, Series Q, Series L, Series T and Series W of SBL Fund and September 30 for Large Cap Growth Series and Technology Series of Security Equity Fund.

FURTHER RESOLVED, that the Board hereby selects Ernst & Young LLP as independent auditors of Series G, Series Q, Series L, Series T and Series W of SBL Fund for the fiscal year ending December 31, 2000 and for the fiscal year ending September 30, 2000 for Large Cap Growth Series and Technology Series of Security Equity Fund.

FURTHER RESOLVED, that the amendment to the Custody Agreement between SBL Fund and Security Equity Fund and UMB Bank, n.a., presented at this meeting, providing for UMB Bank, n.a. to provide services as custodian to Series G, Series Q, Series L, and Series W of SBL Fund and Large Cap Growth Series of Security Equity Fund pursuant to the terms of that Contract, is hereby approved and the appropriate officers of each of the Funds are hereby authorized and directed to execute the amendment to the Custody Agreement.

FURTHER RESOLVED, that the amendment to the Custody Agreement between SBL Fund and Security Equity Fund and Chase Manhattan Bank, presented at this meeting, providing for Chase Manhattan Bank to provide services as custodian to Series T of SBL Fund and Technology Series of Security Equity Fund pursuant to the terms of that Contract, is hereby approved and the appropriate officers of each of the Funds are hereby authorized and directed to execute the amendment to the Custody Agreement.

FURTHER RESOLVED, that pursuant to Rule 22c-1 under the Investment Company Act of 1940, the Board hereby approves the close of the New York Stock Exchange (normally 4:00 p.m. Eastern time) on each day that the Exchange is open for trading as the time of day for determining the net asset value of SBL Fund, Series G, Series Q, Series L, Series T and Series W and Security Equity Fund, Large Cap Growth Series and Technology Series, provided that the Series' net asset value need not be calculated on a day in which no shares are tendered for redemption and no order to purchase shares is received.

FURTHER RESOLVED, that in consideration of the requirements of Rule 17f-4 under the Investment Company Act of 1940, the arrangements by which UMB Bank, n.a., as custodian for Series G, Series Q, Series L and Series W of SBL Fund and Large Cap Growth Series of Security Equity Fund, proposes to participate in the Federal Reserve Book Entry System, The Depository Trust Company and the Participants Trust Company be, and the same hereby are approved.

FURTHER RESOLVED, that in consideration of the requirements of Rule 17f-4 under the Investment Company Act of 1940, the arrangements by which Chase Manhattan Bank, as custodian for Series T of SBL Fund and Technology Series of Security Equity Fund, proposes to participate in the Federal Reserve Book Entry System, The Depository Trust Company and the Participants Trust Company be, and the same hereby are approved.

FURTHER RESOLVED, that the officers of SBL Fund are hereby authorized and directed to amend the Fund's registration statement as appropriate to reflect the items approved at this meeting of the Board held on February 4, 2000 and authorized to commence an offering of shares of Series G, Series Q, Series L, Series T and Series W to separate accounts of Security Benefit Life Insurance Company and its affiliated insurance companies as soon as practicable after effectiveness for the amended registration statement.

FURTHER RESOLVED, that the officers of Security Equity Fund are hereby authorized and directed to amend the Fund's registration statement as appropriate to reflect the items approved at this meeting of the Board held on February 4, 2000, and to commence a public offering of shares of the Large Cap Growth Series and Technology Series of the Fund as soon as practicable after effectiveness of the amended registration statement.

FURTHER RESOLVED, that the appropriate officers of the Funds be, and they hereby are, authorized and directed to add Series G (Large Cap Growth), Series Q (Small Cap Value), Series L (Capital Growth), Series T (Technology) and Series W (Growth and Income) of SBL Fund and Large Cap Growth Series and Technology Series of Security Equity Fund as insureds under the joint insurance bond from the National Union Fire Insurance Company; the insureds presently included under the bond are Security Cash Fund, Security Equity Fund, Security Growth and Income Fund, Security Municipal Bond Fund, Security Ultra Fund, Security Income Fund, SBL Fund, Advisor's Fund, Security Management Company, LLC, and Security Distributors, Inc.; such bond insures against dishonesty, including, but not limited to, larceny and embezzlement; such bond is a blanket bond in the amount of $8,000,000, which amount is not increased with the addition of the new series; said bond to be in effect on or about the effective date of the new series.

FURTHER RESOLVED, that the appropriate officers of the Funds are hereby authorized to continue the "Agreement Among Joint Insureds," which shall continue in force as provided in the Agreement and which is attached to and hereby made part of this resolution.

FURTHER RESOLVED, that the payment of a proportionate share of the premium for the joint Fidelity Bond in the amount of $0 for the period beginning with the approximate effective date of the new series to August 1, 2000, be, and it hereby is, authorized, ratified and approved.

FURTHER RESOLVED, that the extension of the $8,000,000 Joint Investment Counselors Errors and Omissions Policy ("E & O Policy") to include Series G, L, Q, T and W of SBL Fund and Large Cap Growth Series and Technology Series of Security Equity Fund is in the best interests of the Fund, and the additional premium of $0 for the extension of said policy to include the new series until August 1, 2000, is fair and reasonable.

FURTHER RESOLVED, that the officers of SBL Fund and Security Equity Fund are hereby authorized to take all action necessary to extend coverage under the E & O Policy to Series G, L, Q, T and W of SBL Fund and Large Cap Growth Series and Technology Series of Security Equity Fund.